                                                                      Exhibit 23

                    INDEPENDENT AUDITORS' REPORT ON FINANCIAL
                         STATEMENT SCHEDULES AND CONSENT

The Board of Directors
BHA Group Holdings, Inc.:

The audits referred to in our report dated November 9, 1999 included the related financial statement schedule as of September 30, 1999 and for each of the years in the three-year period ended September 30, 1999, included in the 1999 annual report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statement (No. 33-58782) on Form S-8 of BHA Group Holdings, Inc. of our reports dated November 9, 1999 relating to the consolidated balance sheets of BHA Group Holdings, Inc. and subsidiaries as of September 30, 1999 and 1998, and the related consolidated statements of earnings, shareholders' equity, comprehensive income and cash flows for each of the years in the three-year period ended September 30, 1999, and the related schedule, which reports are included in the September 30, 1999 annual report on Form 10-K of BHA Group Holdings, Inc.

/s/ KPMG LLP

Kansas City, Missouri
November 16, 1999


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